Exhibit 10.22

August 26, 2008

Robert Farkaly

XXXXXXXXXXX

Poway,  CA  92064

Re: Severance Agreement and General Release

Dear Robert:

As we discussed, your employment with Overland Storage, Inc. (the “Company”) will terminate August 27, 2008 (“Separation Date”).  Although the Company does not have a formal severance policy, this letter sets forth our proposed agreement concerning your separation from the Company, benefits from the Company and your release of the Company from any obligations or claims after the Separation Date.

1.               You have held the position of VP, Worldwide Sales.  As of the Separation Date, your responsibilities as VP, Worldwide Sales will cease, and all payments and benefits from the Company will cease, except as provided in this letter.

2.               On your Separation Date, regardless of whether you sign this Agreement, the Company shall provide you with a final paycheck for salary through August 27, 2008 less all applicable federal, state and local income, social security and other payroll taxes

3.               The Company will complete the sales commissions true up calculation owed to you through your separation date and will pay such commissions to you as soon as practicable.  We expect to pay it within 10 calendar days from the date of this letter.

4.               You acknowledge that, other than the sales commissions noted in 3 above, the Company has paid you all salary and other compensation payments to which you are entitled in connection with your service as an employee of the Company and that you are not entitled to any additional compensation from the Company.

5.               Contingent upon (1) your execution of this letter agreement and (2) this letter agreement becoming effective and enforceable on the date immediately following the expiration of the “Revocation Period” defined in paragraph 7 below (such date, the “Effective Date”), the Company will pay you a sum equal to sixteen (16) weeks base salary at your most recent rate of pay ($140,000.00 per annum) less all applicable federal, state and local income tax, social security and other payroll taxes.

5.1                                 Included in this communication are election forms for medical and dental insurance continuation as provided by the Consolidated Omnibus Budget Reconciliation Act (COBRA).  If you elect medical COBRA coverage after signing this Agreement, the Company will pay for up to six (6) months of medical COBRA premiums. Nothing in this Agreement may be construed as extending your COBRA period beyond the eighteen-month period allowed under that law, nor is the Company assuming any responsibility that you have for formally electing to continue coverage.

6.               You are required to immediately return on the Separation Date all Company property that you have in your possession, including all equipment and accessories, office equipment, account lists, employee lists or client lists, credit cards, keys, and documents, including copies of documents.

7.               In consideration for the payments and other agreements set forth above, you release and forever discharge the Company, its present and former agents, employees, officers,  directors, shareholders, principals, predecessors, alter egos, partners, parents, subsidiaries, affiliate, attorneys, insurers, successors and assigns, from any and all claims, demands, grievances, causes of action or suit of any kind arising out of, or in any way connected with, the dealings between the parties to date, including the employment relationship and termination thereof.  YOU ALSO SPECIFICALLY AGREE AND ACKNOWLEDGE YOU ARE WAIVING ANY RIGHT TO RECOVERY BASED ON STATE OR FEDERAL AGE, SEX, PREGNANCY, RACE, COLOR, NATIONAL ORIGIN, MARITAL STATUS, RELIGION, VETERAN STATUS, DISABILITY SEXUAL ORIENTATION, MEDICAL CONDITION, OR OTHER ANTI-DISCRIMINATION LAWS, INCLUDING WITHOUT LIMITATION, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE EQUAL PAY ACT, THE AMERICANS WITH DISABILITIES ACT, THE CALIFORNIA LABOR CODE, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, THE WORKER ADJUSTMENT AND RETRAINING ACT, AND THE FAIR LABOR STANDARDS ACT, ALL AS AMENDED, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY YOU OR BY A GOVERNMENTAL AGENCY.  YOU ALSO RELEASE THE COMPANY FROM ANY CLAIM FOR ATTORNEYS’ FEES.

You also specifically agree and acknowledge that (1) you are knowingly and voluntarily waiving and releasing any rights you may have under the Age Discrimination and Employment Act, as amended, and (2) that the consideration given for this Agreement is in addition to anything of value to which you are already entitled.  You are hereby advised that: (a) this Agreement does not apply to any claims that may arise after the signing of this Agreement; (b) you should consult with an attorney prior to executing this release; (c) you have forty-five (45) days within which to consider this release (although you may choose to voluntarily execute this release earlier); and (d) as set forth in the following paragraph, you have seven (7) calendar days following the execution of this release to revoke the Agreement.

Within three (3) calendar days of signing and dating this Agreement, you agree to deliver the executed original of this Agreement to me.  However, you understand that you may revoke this Agreement for up to seven (7) calendar days following your execution of this Agreement (the “Revocation Period”) and it shall not become effective or enforceable until such Revocation Period has expired.  You and the Company further acknowledge and agree that such revocation must be in writing addressed to and received by me not later than midnight on the 7th day following your execution of this Agreement.  Should you revoke this Agreement under this paragraph, this Agreement shall not be effective or enforceable and you shall no longer have the right to receive the benefits or payments described in this Agreement (other than those set forth in numbered paragraph 2 herein).

8.               By executing this Agreement, you acknowledge that you have read the document and have had the opportunity to receive independent legal advice with respect to executing this Agreement and that you expressly waive the rights and benefits you otherwise might have under California Civil Code Section 1542, which provides:

A general release does not extend to claims which the employee does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the company.

9.               The Company expressly denies liability of any kind to you and nothing contained in thisletter will be construed as an admission of any liability.

10.         You acknowledge and agree that you have a continuing obligation under the terms of the Confidentiality Agreement you signed (copy attached) to keep confidential and not to disclose information known or learned as a consequence of your employment with the Company, including facts relating to the business operations, procedures, materials, finances, customers, clients, suppliers, and marketing or sales strategies, methods, and tactics which is not generally known in the industry.

11.         This Agreement has been executed and delivered within the State of California and our respective rights and obligations shall be construed and enforced in accordance with and governed by, California law.

12.         You acknowledge that his Agreement is the entire Agreement between the parties and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Agreement may be amended only by an Agreement in writing.

13.         Any dispute or claim arising out of this Agreement will be subject to final and binding arbitration.  The arbitration will be conducted by one arbitrator who is a member of the American Arbitration Association (AAA) and will be governed by the Model Employment Arbitration rules of AAA.  The arbitration will be held in San Diego, California and the arbitrator will apply California substantive law in all respects.  The arbitrator shall have all authority to determine the arbitrability of any claim and enter a final, binding judgment at the conclusion of any proceeding.  Any final judgment only may be appealed on the grounds of improper bias or improper conduct of the arbitrator.

We wish you the best in your future endeavours.

Sincerely yours,

OVERLAND STORAGE, INC.

By:	/s/ V.A. LoForti

Vern Loforti

President

* * * * * * * * * *

I understand, acknowledge and agree to the terms and conditions, including the releases and waivers, set forth in this letter.

/s/ Robert Farkaly
Robert Farkaly

Dated:	4 Sept 2008